UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2019

StarTek, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-12793	84-1370538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Carrara Place

4th Floor Suite 485

6200 South Syracuse Way

Greenwood Village, Colorado 80111

 (Address of Principal Executive Offices) (Zip Code)

(303) 262-4500

 (Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SRT	New York Stock Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 22, 2019, the Board of Directors of StarTek, Inc. (the “Company”) appointed Rajiv Ahuja to serve as the new Global Chief Operating Officer of the Company. Mr. Ahuja succeeds Pete Martino, Chief Operating Officer of the Americas and Philippines, and Sandeep Gulati, Chief Operating Officer of APAC and South Africa, each of whom will be leaving the Company to pursue other interests.

Mr. Ahuja, age 56, served as the SVP & Country Manager India, China, Malaysia and Japan at Convergys from August 2015 until October 2018. Prior to Convergys, Mr. Ahuja was associated with Aegis for 12 years in various leadership roles, most recently as President, ASEAN & ANZ.

In connection with his appointment as Global Chief Operating Officer, Mr. Ahuja entered into a letter agreement that provides an annual base salary of INR 10 million (approximately $144,980), annual total fixed compensation of INR 25 million (approximately $362,450) and a target annual bonus opportunity of 60% of his total fixed compensation. In addition, Mr. Ahuja will be paid an annual retention incentive of INR 5 million (approximately $72,490) on each annual anniversary of the date of his appointment as Global Chief Operating Officer. The letter agreement provides that the Company reserves the right to change Mr. Ahuja’s compensation structure from time to time.

The foregoing summary of the letter agreement does not purport to be complete and is subject to, and qualified in its entirety by the full text of the letter agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

A press release announcing the appointment of Mr. Ahuja is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

There are no arrangements or understandings between Mr. Ahuja and any other person pursuant to which he was appointed as an officer and there are no family relationships between Mr. Ahuja and any director or executive officer of the Company. Mr. Ahuja has not entered into or proposed to enter into any transactions required to be reported under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Exhibit Description

10.1	Letter Agreement with Rajiv Ahuja dated July 13, 2019

99.1	Press Release dated July 23, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARTEK, INC.

Date: July 23, 2019	By:	/s/ Lance Rosenzweig
Lance Rosenzweig
President and Chief Executive Officer